UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 11, 2007

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	000 – 30733 (Commission File Number)	41-1978822 (I.R.S. Employer
incorporation)		Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01. Other Events.
     As previously announced, on December 8, 2006, American Medical Systems Holdings, Inc., a Delaware corporation (“AMS”), Laserscope, a California corporation and indirect subsidiary of AMS, InnovaQuartz Incorporated, an Arizona corporation and wholly-owned subsidiary of Laserscope, Stephen Griffin, The Griffin Family Revocable Trust and Brian Barr entered into a Termination Agreement, providing, among other matters, for the issuance of shares of AMS common stock with a value of approximately $7.3 million to Mr. Griffin and Mr. Barr.
     In connection with the offer and sale of such shares, AMS is filing a legal opinion and consent of Oppenheimer Wolff & Donnelly LLP as an exhibit to this Form 8-K, to be incorporated by reference in its entirety into its Registration Statement on Form S-3 (333-135135).
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP.

23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included in its opinion filed as Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: January 11, 2007	By /s/ John F. Nealon
John F. Nealon
Senior Vice President, Business Development

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP. (filed herewith)

23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included in its opinion filed as Exhibit 5.1 hereto).